Exhibit 10.11
Workingmens Bank
Amended and Restated Restricted Stock Plan
and Trust Agreement
Article I
ESTABLISHMENT OF THE PLAN AND TRUST
     1.01 ESB Bank (the “Bank”) hereby amends and restates the Workingmens Bank Restricted Stock Plan (the “Plan”) and Trust (the “Trust”) upon the terms and conditions hereinafter stated in this amended and restated Restricted Stock Plan and Trust Agreement (the “Agreement”), with this amendment and restatement effective as of November 21, 2006.
     1.02 The Trustee hereby accepts this Trust and agrees to hold the Trust assets existing on the date of this Agreement and all additions and accretions thereto upon the terms and conditions hereinafter stated.
Article II
PURPOSE OF THE PLAN
     2.01 The purpose of the Plan is to reward and to retain personnel of experience and ability in key positions of responsibility with the Bank and its subsidiaries, by providing such personnel of the Bank and its subsidiaries with an equity interest in the parent corporation of the Bank, ESB Financial Corporation, as successor to WSB Holding Company (“Parent”), as compensation for their prior and anticipated future professional contributions and service to the Bank and its subsidiaries.
Article III
DEFINITIONS
     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meaning as set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.
     3.01 “Bank” means ESB Bank, as the successor to Workingmens Bank.

     3.02 “Beneficiary” means the person or persons designated by the Participant to receive any benefits payable under the Plan in the event of such Participant’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, the Participant’s estate.
     3.03 “Board” means the Board of Directors of the ESB Bank, or any successor corporation thereto.
     3.04 “Cause” means the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profits, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations and similar offense), or a material violation of a final cease-and-desist order or any other action which results in a substantial financial loss to the Parent, the Bank or its Subsidiaries,
     3.05 “Change in Control” shall mean a change in the ownership of the Parent or the Bank, a change in the effective control of the Parent or the Bank or a change in the ownership of a substantial portion of the assets of the Parent or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.
     3.06 “Committee” means the Board of Directors of the Parent or the Restricted Stock Plan Committee appointed by the Board of Directors of the Parent pursuant to Article IV hereof.
     3.07 “Common Stock” means shares of the common stock of the Bank or any successor corporation or Parent thereto.
     3.08 “Conversion” means the effective date of the stock charter of Workingmens Bank and simultaneous acquisition of all of the outstanding stock of the Workingmens Bank by WSB Holding Company.
     3.09 “Director” means a member of the Board of the Bank.
     3.10 “Director Emeritus” means a person serving as a director emeritus, advisory director, consulting director, or other similar position as may be appointed by the Board of Directors of the Bank or the Parent from time to time.
     3.11 “Disability” means the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Parent or the Bank (or would have received such benefits for at least three months if he had been eligible to participate in such plan).

     3.12 “Employee” means any person who is employed by the Bank or a Subsidiary.
     3.13 “Effective Date” means the day upon which the stockholders of WSB Holding Company originally adopted this Plan. The amendment and restatement of this Plan shall be effective as of November 21, 2006.
     3.14 “Parent” shall mean ESB Financial Corporation, the parent corporation of the Bank and successor to WSB Holding Company.
     3.15 “Participant” means an Employee, Director or Director Emeritus who receives a Plan Share Award under the Plan.
     3.16 “Plan Shares” means shares of Common Stock held in the Trust which are awarded or issuable to a Participant pursuant to the Plan.
     3.17 “Plan Share Award” or “Award” means a right granted to a Participant under this Plan to earn or to receive Plan Shares.
     3.18 “Plan Share Reserve” means the shares of Common Stock held by the Trust pursuant to Sections 5.03 and 5.04.
     3.19 “Subsidiary” means those subsidiaries of the Parent which, with the consent of the Board, agree to participate in this Plan.
     3.20 “Trustee” or “Trustee Committee” means that person(s) or entity nominated by the Committee and approved by the Board pursuant to Sections 4.01 and 4.02 to hold legal title to the Plan assets for the purposes set forth herein.
Article IV
ADMINISTRATION OF THE PLAN
     4.01 Role of the Committee. The Plan shall be administered and interpreted by the Board of Directors of the Parent or a Committee appointed by said Board, which shall consist of not less than two non-employee members of the Board, which shall have all of the powers allocated to it in this and other sections of the Plan. All persons designated as members of the Committee shall be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“1934 Act”). The interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year. The Committee shall recommend to the Board one or more persons or entity to act as Trustee in accordance with the provision of this Plan and Trust and the terms of Article VIII hereof.

     4.02 Role of the Board. The members of the Committee and the Trustee shall be appointed or approved by, and will serve at the pleasure of the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee, and may remove, replace or add Trustees. The Board shall have all of the powers allocated to it in this and other sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that the Board may not revoke any Plan Share Award already made except as provided in Section 7.01(b) herein.
     4.03 Limitation on Liability. No member of the Board, the Committee or the Trustee shall be liable for any determination made in good faith with respect to the Plan or any Plan Share Awards granted. If a member of the Board, Committee or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by any reason of anything done or not done by him in such capacity under or with respect to the Plan, the Parent and the Bank shall indemnify such member against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Parent, the Bank and its Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding anything herein to the contrary, in no event shall the Bank take any actions with respect to this Section 4.03 which is not in compliance with the limitations or requirements set forth at 12 CFR 545.121, as may be amended from time to time.
     4.04 No Deferral of Compensation Under Section 409A of the Code. All Plan Share Awards granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code, in reliance upon the short-term deferral exception in the proposed regulations. No Participant shall be permitted to defer the recognition of income beyond the date a Plan Share Award shall be deemed earned pursuant to Article VII of this Plan.
Article V
CONTRIBUTIONS; PLAN SHARE RESERVE
     5.01 Amount and Timing of Contributions. The Board of Directors of the Bank shall determine the amounts (or the method of computing the amounts) to be contributed by the Bank to the Trust established under this Plan. Such amounts shall be paid to the Trustee at the time of contribution. No contributions to the Trust by Participants shall be permitted except with respect to amounts necessary to meet tax withholding obligations.
     5.02 Initial Investment. Any funds held by the Trust prior to investment in the Common Stock shall be invested by the Trustee in such interest-bearing account or accounts at the Bank as the Trustee shall determine to be appropriate.
     5.03 Investment of Trust Assets. Following approval of the Plan by stockholders of the Parent and receipt of any other necessary regulatory approvals, the Trust shall purchase Common

Stock of the Parent in an amount equal to up to 100% of the Trust’s assets, after providing for any required withholding as needed for tax purposes, provided, however, that the Trust shall not purchase more than 13,224 shares of Common Stock, representing 4% of the aggregate shares of Common Stock issued by the Parent in the Conversion. The Trustee may purchase shares of Common Stock in the open market or, in the alternative, may purchase authorized but unissued shares of the Common Stock or treasury shares from the Parent sufficient to fund the Plan Share Reserve.
     5.04 Effect of Allocations, Returns and Forfeitures Upon Plan Share Reserves. Upon the allocation of Plan Share Awards under Sections 6.02 and 6.05, or the decision of the Committee to return Plan Shares to the Parent, the Plan Share Reserve shall be reduced by the number of Shares subject to the Awards so allocated or returned. Any Shares subject to an Award which are not earned because of forfeiture by the Participant pursuant to Section 7.01 shall be added to the Plan Share Reserve.
Article VI
ELIGIBILITY; ALLOCATIONS
     6.01 Eligibility. Employees and Directors Emeritus are eligible to receive Plan Share Awards within the sole discretion of the Committee. Directors who are not otherwise Employees shall receive Plan Share Awards pursuant to Section 6.05.
     6.02 Allocations. The Committee will determine which of the Employees will be granted Plan Share Awards and the number of Shares covered by each Award, provided, however, that in no event shall any Awards be made which will violate the Charter or Bylaws of the Bank or its Parent or Subsidiaries or any applicable federal or state law or regulation. In the event Shares are forfeited for any reason or additional Shares are purchased by the Trustee, the Committee may, from time to time, determine which of the Employees will be granted Plan Share Awards to be awarded from forfeited Shares. In selecting those Employees and Directors Emeritus to whom Plan Share Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the prior and anticipated future position, duties and responsibilities of the Employees, the value of their prior and anticipated future services to the Bank and its Subsidiaries, and any other factors the Committee may deem relevant. All actions by the Committee shall be deemed final, except to the extent that such actions are revoked by the Board. Notwithstanding anything herein to the contrary, in no event shall any Participant receive Plan Share Awards in excess of 25% of the aggregate Plan Shares authorized under the Plan.
     6.03 Form of Allocation. As promptly as practicable after a determination is made pursuant to Section 6.02 or Section 6.05 that a Plan Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the award may be earned. The date on which the Committee makes its award determination or the date the Committee so notifies the Participant shall be considered the date of grant of the Plan Share Awards as determined by the Committee. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

     6.04 Allocations Not Required. Notwithstanding anything to the contrary at Sections 6.01, 6.02 or 6.05, no Employee shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the sole discretion of the Committee and the Board, nor shall the Employees as a group have such a right. The Committee may, with the approval of the Board (or, if so directed by the Board) return all Common Stock in the Plan Share Reserve to the Bank at any time, and cease issuing Plan Share Awards.
     6.05 Awards to Directors. Notwithstanding anything herein to the contrary, upon the Effective Date, a Plan Share Award consisting of 793 Plan Shares shall be awarded to each Director of the Bank that is not otherwise an Employee; provided however, such awards shall be limited to 661 shares absent a letter of approval or non-objection issued by the Office of Thrift Supervision with regard to such larger award. Such Plan Share Award shall be earned and non-forfeitable at the rate of one-fifth as of the one-year anniversary of the Effective Date and an additional one-fifth following each of the next four successive years during such periods of service as a Director or Director Emeritus. Further, such Plan Share Award shall be immediately 100% earned and non-forfeitable in the event of the death or Disability of such Director or Director Emeritus, or upon a Change in Control of the Bank or Parent; provided that such accelerated vesting is not inconsistent with applicable regulations of the Office of Thrift Supervision (“OTS”) or other applicable banking regulatory agency at the time of such Change in Control. Subsequent to the Effective Date, Plan Share Awards may be awarded to newly elected or appointed Directors of the Bank by the Committee, provided that total Plan Share Awards granted to non-employee Directors of the Bank shall not exceed 30% of the total Plan Share Reserve in the aggregate under the Plan or 5% of the total Plan Share Reserve to any individual non-employee Director, unless the Bank shall receive a letter of approval or non-objection from the OTS approving the award of up to 6% to any individual non-employee Director.
Article VII
EARNINGS AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS
     7.01 Earnings Plan Shares; Forfeitures.
     (a) General Rules. Unless the Committee shall specifically state to the contrary at the time a Plan Share Award is granted, Plan Shares subject to an Award shall be earned and non-forfeitable by a Participant at the rate of one-fifth of such Award following one year after the granting of such Award, and an additional one-fifth following each of the next four successive years; provided that such Participant remains an Employee, Director, or Director Emeritus during such period. Notwithstanding anything herein to the contrary, in no event shall a Plan Share Award granted hereunder be earned and non-forfeitable by a Participant more rapidly than at the rate of one-fifth of such Award as of the one year anniversary of the date of grant and an additional one-fifth following each of the next four successive years.
     (b) Revocation for Misconduct. Notwithstanding anything herein to the contrary, the Board shall, by resolution, immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been delivered thereunder to the Participant, whether or not yet earned, in the case of a Participant who is discharged from the employ or service of the Parent, Bank or a Subsidiary for Cause, or who is discovered after termination of employment or service to have engaged in conduct that would have justified termination for Cause. A determination of Cause shall be made by the Board within its sole discretion.
     (c) Exception for Terminations Due to Death or Disability. Notwithstanding the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Participant whose employment or service with the Parent, Bank or a Subsidiary terminates due to death or Disability, shall be deemed earned and nonforfeitable as of the Participant’s last date of employment or service with the Parent, the Bank or Subsidiary and shall be distributed as soon as practicable thereafter.
     (d) Exception for Termination after a Change in Control. Notwithstanding the general rule contained in Section 7.01 above, all Plan Shares subject to a Plan Share Award held by a Participant shall be deemed to be immediately 100% earned and non-forfeitable in the event of a Change in Control of the Parent or the Bank and shall be distributed as soon as practicable thereafter; provided that such accelerated vesting is not inconsistent with applicable regulations of the OTS or other applicable banking regulatory agency at the time of such Change in Control.
     7.02 Accrual and Payment of Dividends. A holder of a Plan Share Award, whether or not earned, shall also be entitled to receive an amount equal to any cash dividends declared and paid with respect to shares of Common Stock represented by such Plan Share Award between the date the relevant Plan Share Award was granted to such Participant and the date the Plan Shares are distributed. Such cash dividend amounts shall be held in arrears under the Trust and distributed upon the earning of the applicable Plan Share Award. Such payment shall also include an appropriate amount of earnings, if any, of the Trust assets with respect to any cash dividends so distributed.
     7.03 Distribution of Plan Shares.
     (a) Timing of Distributions: General Rule. Except as provided in Subsections (d) and (e) below, Plan Shares shall be distributed to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed. Notwithstanding anything herein to the contrary, at the discretion of the Committee, Plan Shares may be distributed prior to such Shares being 100% earned, provided that such Plan Shares shall contain a restrictive legend detailing the applicable limitations of such shares with respect to transfer and forfeiture.
     (b) Form of Distribution. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash. Notwithstanding anything within the Plan to the contrary, upon a Change in Control whereby substantially all of the Common Stock of the Company shall be acquired for cash, all Plan Shares associated with Plan Share Awards, together with any shares representing stock dividends associated with Plan Share Awards, shall be, at the sole discretion of the Committee, distributed as of the effective date of such Change in Control, or as soon as administratively feasible thereafter, in the form of cash equal to the consideration received in exchange for such Common Stock represented by such Plan Shares.

     (c) Withholding. The Trustee may withhold from any payment or distribution made under this Plan sufficient amounts of cash or shares of Common Stock necessary to cover any applicable withholding and employment taxes, and if the amount of such payment or distribution is not sufficient, the Trustee may require the Participant or Beneficiary to pay to the Trustee the amount required to be withheld in taxes as a condition of delivering the Plan Shares. The Trustee shall pay over to the Parent, Bank or Subsidiary which employs or employed such Participant any such amount withheld from or paid by the Participant or Beneficiary.
     (d) Timing: Exception for 10% Shareholders. Notwithstanding Subsection (a) above, no Plan Shares may be distributed prior to the date which is five years from the effective date of the Conversion to the extent the Participant or Beneficiary, as the case may be, would after receipt of such Shares owned in excess of ten percent (10%) of the issued and outstanding shares of Common Stock held by parties other than Parent, unless such action is approved in advance by a majority vote of disinterested directors of the Board of the Parent. Any Plan Shares remaining undistributed solely by reason of the operation of this Subsection (d) shall be distributed to the Participant or his Beneficiary on the date which is five years from the effective date of the Conversion.
     (e) Regulatory Exceptions. No Plan Shares shall be distributed, however, unless and until all of the requirements of all applicable law and regulation shall have been fully complied with, including the receipt of approval of the Plan by the stockholders of the Parent by such vote, if any, as may be required by applicable law and regulations as determined by the Board.
     7.04 Voting of Plan Shares. After a Plan Share Award has become earned and non- forfeitable, the Participant shall be entitled to direct the Trustee as to the voting of the Plan Shares which are associated with the Plan Share Award and which have not yet been distributed pursuant to Section 7.03, subject to rules and procedures adopted by the Committee for this purpose. All shares of Common Stock held by the Trust as to which Participants are not entitled to direct, or have not directed, the voting of such Shares, shall be voted by the Trustee as directed by the Committee.
Article VIII
TRUST
     8.01 Trust. The Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and Trust and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to the Plan,
     8.02 Management of Trust. It is the intention of this Plan and Trust that the Trustee shall have complete authority and discretion with respect to the management, control and investment of the Trust, and that the Trustee shall invest all assets of the Trust, except those attributable to cash dividends paid with respect to Plan Shares not held in the Plan Share Reserve, in Common Stock to the fullest extent practicable, except to the extent that the Trustee determines that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. In performing their duties, the Trustees shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:
(a) To invest up to one hundred percent (100%) of all Trust assets in the Common Stock without regard to any law now or hereafter in force limiting investments for Trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust, and in making such investment, the Trustee is authorized to purchase Common Stock from the Parent or from any other source, and such Common Stock so purchased may be outstanding, newly issued, or treasury shares.
(b) To invest any Trust assets not otherwise invested in accordance with (a) above in such deposit accounts, and certificates of deposit (including those issued by the Bank), obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash.
(c) To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust.
(d) To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).
(e) To hold cash without interest in such amounts as may be in the opinion of the Trustee reasonable for the proper operation of the Plan and Trust.
(f) To employ brokers, agents, custodians, consultants and accountants.
(g) To hire counsel to render advice with respect to their rights, duties and obligations hereunder, and such other legal services or representation as they may deem desirable.
(h) To hold funds and securities representing the amounts to be distributed to a Participant or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets.
     Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of a court for the exercise of any power herein contained, or to maintain bond.
     8.03 Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.
     8.04 Earnings. All earnings, gains and losses with respect to Trust assets shall be allocated in accordance with a reasonable procedure adopted by the Committee, to bookkeeping accounts for Participants or to the general account of the Trust, depending on the nature and allocation of the assets generating such earnings, gains and losses. In particular, any earnings on cash dividends received with respect to shares of Common Stock shall be allocated to accounts for Participants, except to the extent that such cash dividends are distributed to Participants, if such shares are the subject of outstanding Plan Share Awards, or, otherwise to the Plan Share Reserve.
     8.05 Expenses. All costs and expenses incurred in the operation and administration of this

Plan, including those incurred by the Trustee, shall be paid by the Bank.
     8.06 Indemnification. Subject to the requirements and limitations of applicable laws and regulations, the Parent and the Bank shall indemnify, defend and hold the Trustee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Trustee’s powers and the discharge of their duties hereunder, unless the same shall be due to their gross negligence or willful misconduct.
Article IX
MISCELLANEOUS
     9.01 Adjustments for Capital Changes. The aggregate number of Plan Shares available for issuance pursuant to the Plan Share Awards and the number of Shares to which any Plan Share Award relates shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of the Plan resulting from any split, subdivision or consolidation of the Common Stock or other capital adjustment, change or exchange of the Common Stock, or other increase or decrease in the number or kind of shares effected without receipt or payment of consideration by the Parent.
     9.02 Amendment and Termination of the Plan. The Board may, by resolution, at any time, amend or terminate the Plan. The power to amend or terminate the Plan shall include the power to direct the Trustee to return to the Parent all or any part of the assets of the Trust, including shares of Common Stock held in the Plan Share Reserve, as well as shares of Common Stock and other assets subject to Plan Share Awards which have not yet been earned by the Participants to whom they have been awarded. However, the termination of the Trust shall not affect a Participant’s right to earn Plan Share Awards and to the distribution of Common Stock relating thereto, including earnings thereon, in accordance with the terms of this Plan and the grant by the Committee or the Board. Notwithstanding the foregoing, no action of the Board may increase (other than as provided in Section 9.01 hereof) the maximum number of Plan Shares permitted to be awarded under the Plan as specified at Section 5.03, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to ratification by the stockholders of the Parent.